BONUS COMPENSATION AGREEMENT


                   THIS BONUS COMPENSATION AGREEMENT ["Bonus Agreement"] is

         made  and  entered  into this 30th day of September, 1994, by and between AMVESTORS FINANCIAL CORPORATION ["AmVestors"] and AMERICAN

         INVESTORS  LIFE  INSURANCE  COMPANY,  INC.  ["AILICO"], all Kansas

         corporations, as parties of the first  part,  and  MARK  V.  HEITZ

         ["Mr. Heitz"], an individual, party of the second part.

                                    WITNESSETH:

                   WHEREAS,   AmVestors  has  employed  Mr.  Heitz  as  its

         President and General Counsel, and AILICO has employed  Mr.  Heitz as  its  Chairman of the Board of Directors and General Counsel in

         accordance  with  the  terms  and  conditions  of  an   Employment

         Agreement dated December 17, 1992;

                   WHEREAS,  in  accordance  with  the Employment Agreement

         dated December 17, 1992, the Board of Directors of  AmVestors  and

         AILICO  have  established  the  amount  of Mr. Heitz's annual base salary, benefits and perquisites, but have not provided  him  with any  additional  compensation based upon the financial performance

         or  profitability  of   AmVestors   and   its   affiliates   ["the

         Companies"];

                   WHEREAS, AmVestors and AILICO believe that Mr. Heitz may

         be in a  position  to  influence  the  financial  performance  and profitability  of  the  Companies  by  virtue  of  his employment,

         knowledge and experience;

                   WHEREAS, AmVestors and  AILICO  believe  that  the  best

         interests of the Companies, their shareholders, policyholders and/

         or creditors will be  promoted  by  providing  Mr.  Heitz  with  a


                                        -1-



         personal  financial incentive to maximize the profitability of the

         Companies, and that this objective can be  attained  by  affording him the opportunity to earn additional or bonus compensation based upon objective indicia of performance;

                   WHEREAS, AmVestors and  AILICO  desire  to  provide  Mr.

         Heitz   with   the   opportunity   to  earn  additional  or  bonus

         compensation based upon the financial performance of the Companies in accordance with the terms and conditions described below;

                   WHEREAS,  Mr.  Heitz  desires  the  opportunity  to earn

         additional or bonus compensation, in addition to his  annual  base

         salary,   benefits  and  perquisites,  based  upon  the  financial

         performance of the Companies in  accordance  with  the  terms  and conditions described below.

                   NOW  THEREFORE, in consideration of the mutual covenants

         and conditions contained herein, the parties expressly  understand and agree as follows:

                   1.   Performance of Executive Employee.  Mr. Heitz shall

         fully discharge his duties and responsibilities in accordance with the  Employment  Agreement  dated  December  17,  1992,  and shall utilize his best efforts to maximize the financial performance and profitability  of  the  Companies  to the fullest extent permitted under law.

                   2.   Additional or Bonus Compensation.  During each year

         of  his employment, Mr. Heitz shall be entitled to earn additional or bonus compensation based upon the annual financial  performance of  AmVestors and its affiliates, and shall be entitled to receive such compensation if one or more specified performance  objectives



                                        -2-


         have  been  fulfilled  and  the  conditions  of  this  section are otherwise satisfied.

                        (a)  Peformance Objectives   During  each  calendar

         year  of his employment, Mr. Heitz shall be entitled to additional or bonus compensation if one or more of the following goals is met for  the calendar year as a whole: (i) AmVestors achieves a return on equity equal to or greater than 13%;  (ii)  AmVestors  achieves asset  growth  equal  to  or  greater  than  15%;  (iii) AmVestors realizes a total return on  its  own  common  stock  equal  to  or greater than the total return reported in the Standard & Poor Life

         Index for the life insurance industry that year;  (iv)  AmVestors'

         core  operating earnings are equal to or greater than the reported expectations of market analysts as of April 1st  of  the  calendar year;  (v)  AILICO  receives  premiums  and  annuity consideration before reinsurance equal to or greater  than  $300  million;  (vi)

         AmVestors  realizes  and/or  maintains  a gross margin equal to or greater than 200 basis points ["BP"]; and  (vi)  AmVestors  incurs total expenses equal to or less than 100 basis points ["BP"].

                        (b)  Definitions   For  purposes  of  this section:

         (i) "return on equity" shall be stated  as  a  percentage  derived from  net  income  divided by average shareholder's equity for the calendar year; (ii) "asset growth" shall be stated as a percentage derived from total assets as of December 31st of the calendar year minus total assets as of December 31st of the  preceding  calendar year  divided by total assets as of December 31st of the preceding calendar year; (iii) "total return on its own common stock"  shall be  calculated  using  the  same  factors and metholodology as the
                                        -3-

         Standard & Poor  Life  Index,  including  stock  appreciation  and dividends  per share, if any, during the calendar year; (iv) "core operating earnings" shall be derived from the corresponding  entry on  Form  10K of AmVestors' annual report to the shareholders; (v)

         "the reported expectations of market analysts" means any published forecast(s)  of future financial performance deemed to be reliable by AmVestors' Board of Directors  in  its  sole  discretion;  (vi)

         "premiums  and  annuity consideration before reinsurance" shall be derived from AILICO's  annual  statement  filed  with  the  Kansas

         Insurance  Department;  (vii) "gross margin" shall be derived from the corresponding entry in the margin  analysis  on  Form  10K  of

         AmVestors'  annual  report  to the shareholders; and (viii) "total expenses" means general insurance  expenses  and  amortization  of deferred  acquisition  cost ["DAC"] associated with core operating earnings stated as a percentage of average invested assets for the calendar year.

                        (c)  Additional   or   Bonus  Compensation  Formula

         Additional  or  bonus  compensation   shall   be   calculated   by

         multiplying  Mr.  Heitz's annual base salary for the calendar year

         ["base"] times the ratio of performance  objective  points  earned divided  by  total  performance  objective  points  possible.  For purposes of this formula, performance objectives are assigned  the following point values:

                   Objective                               Points
              AmVestors Return on Equity > 13%  . . . . . .  1

              AmVestors Asset Growth > 15%  . . . . . . . .  1

              Total Return on AmVestors Stock
                 > Total Return on S&P Life Index . . . . .  1
- - -4-
              AmVestors Core Operating Earnings
                 > Analyst Expectations . . . . . . . . . .  1

              AILICO Premiums & Annuity
                 Consideration > $300 Million . . . . . . .  1

              AmVestors Gross Margin > 200 BP . . . . . . . 0.5

              AmVestors Total Expenses
                 < 100 BP . . . . . . . . . . . . . . . . . 0.5
for a total of 6.0 performance objective points possible each year

         in  which  such  criteria  are  utilized.   In   determining   the

         multiplication  ratio  as a fractional amount, the total objective points earned serves as the  numerator  and  the  total  objective points  possible  serves  as  the  denominator.  If no performance objectives are achieved for the calendar year as a whole, however,

         no points are earned and no additional or bonus compensation shall be due.

                        (d)  Modification of Performance Measures and Point

         Values   During  the  first ninety (90) days of calendar year 1995

         and each calendar year thereafter as deemed appropriate, the Board of  Directors  of  AmVestors  and AILICO, in consultation with the

         Compensation Committee, is authorized in its  sole  discretion  to

         amend,   modify   and/or   supplement  the  performance  goals  or

         objectives set forth in subsections (a), (b) and (c) above, and to assign  relative  point  values  to  all such performance goals or objectives, for the purpose of determining Mr. Heitz's eligibility for  additional  or bonus compensation and calculating its amount,

         and any such amendments or modifications shall be effective as  of

         January 1st of any calendar year in which the action is taken.
                                        -5-

                        (e)  Allocation  and Payment of Additional or Bonus

         Compensation   The  total  amount  of  any  additional  or   bonus

         compensation  which  may  be otherwise due in accordance with this section for any year of Mr. Heitz's employment shall be  allocated in  equal  amounts  to  a cash bonus and a salary bonus to be paid

         during the next succeeding calendar  year  as  follows:   (i)  Mr.

         Heitz  shall be paid the total amount of the cash bonus [i.e., 50%

         of all additional or bonus compensation] in a lump sum as soon  as practicable  following  receipt  of the certified audit report for the year in which objective points were earned, but no later  than

         April  15th;  and (ii) Mr. Heitz shall be paid the total amount of the salary bonus in equal bi-monthly installments from April  15th through December 31st except as otherwise provided herein.

                        (f)  Entitlement to and Forfeiture of Additional or

         Bonus Compensation Under Prescribed Circumstances   The  terms  of

         this subsection shall have the same meaning as terms utilized in a comparable context of the Employment Agreement dated December  17,

         1992.

                             (i)  Expiration  of Term of Employment  In the

         event that Mr. Heitz's employment is  terminated  for  any  reason upon  expiration of the period covered by his Employment Agreement dated December 17, 1992, Mr. Heitz shall be entitled to receive  a lump  sum  payment  equal to the full amount of any cash bonus and salary bonus that would otherwise have been due or owing  to  him,

         which  shall be paid within ten (10) days following receipt of the

         certified  audit  report  for  the  last  calendar  year  of   his

         employment.
                                        -6-

                             (ii) Death  or  Disability   In the event that

         Mr. Heitz's employment is terminated due to death or disability at any time prior to December 31st of any calendar year, his personal representative(s): shall be entitled to receive a lump sum payment equal  to  the full amount of any cash bonus and salary bonus that would otherwise have been due or owing to him for the remainder of such calendar year, which shall be paid within thirty (30) days of death or disability; and, if Mr. Heitz was employed at least  nine

         (9)  months during the calendar year of death or diability, a lump sum payment equal to the full amount of any cash bonus and  salary bonus  that  would  otherwise have been due or owing to him during the next succeeding calendar year, which shall be paid within  ten

         (10)  days following receipt of the certified audit report for the calendar year of his death or disability.

                             (iii)     Termination For Good Reason  In  the

         event  that  Mr.  Heitz terminates his employment for good reason,

         including a change in control, at any time prior to December  31st of  any  calendar year, he shall be entitled to receive a lump sum payment equal to the full amount of  any  cash  bonus  and  salary bonus  that  would otherwise have been due or owing to him for the remainder of such calendar year, which shall be paid within thirty

         (30) days of termination; and an additional lump sum payment equal to the full amount of any cash bonus and salary bonus  that  would otherwise have been due or owing to him during the next succeeding calendar year, which shall be paid within ten (10) days  following receipt of the certified audit report for the year of termination.
                                        -7-
                             (iv)   Termination Without Good Reason  In the

         event that Mr. Heitz terminates his employment without good reason prior  to  December  31st  of  any  calendar year, Mr. Heitz shall forfeit his right to any unpaid salary bonus through the remainder of  the  calendar  year of termination, and Mr. Heitz shall not be entitled to receive any cash bonus or salary bonus that would have otherwise  been  due  or owing to him hereunder at any time during the calendar year following such termination.

                             (v) Termination Without Cause   In  the  event

         that  Mr.  Heitz's  employment  is  terminated by AmVestors and/or

         AILICO without cause prior to December 31st of any calendar  year,

         Mr. Heitz shall be entitled to receive the full amount of any cash bonus and salary bonus otherwise due in that calendar year,  which shall  be  paid  within ten (10) days of such termination; and, if

         Mr. Heitz was employed for at least nine  (9)  months  during  the year of termination, he shall be entitled to receive an additional lump sum payment equal to the full amount of the  cash  bonus  and salary  bonus  that  would have otherwise been due or owing to him hereunder during the next succeeding calendar year, which shall be paid within ten (10) days following receipt of the certified audit report for the year of termination.

                             (vi) Termination for Cause  In the event  that

         AmVestors and/or AILICO terminate Mr. Heitz's employment for cause prior to December 31st of  any  calendar  year,  Mr.  Heitz  shall forfeit his right to any unpaid salary bonus through the remainder of the calendar year of termination, and Mr. Heitz  shall  not  be entitled to receive any cash bonus or salary bonus that would have
                                        -8-
         otherwise been due or owing to him hereunder at  any  time  during the next succeeding calendar year.

                   3.   Governing   Law  and  Binding  Effect   This  Bonus

         Agreement shall be governed by the laws of the  State  of  Kansas,

         and  shall  be  binding upon the parties hereto, their successors,

         heirs, legatees and personal representatives.

                   IN WITNESS WHEREOF,  parties  hereto  have  signed  this

         Bonus Compensation Agreement the day and year first written above.


                                         PARTY OF THE FIRST PART:


                                         AMVESTORS FINANCIAL CORPORATION




                                         By:/s/Ralph W. Laster, Jr.

                                            Ralph W. Laster, Jr., its
                                            Chairman of the Board and Chief
                                            Executive Officer
         ATTEST:



         /s/Lynn F. Hammes
         CORPORATE SECRETARY
                                         AMERICAN INVESTORS LIFE INSURANCE
                                            COMPANY, INC.




                                         By:/s/Ralph W. Laster, Jr.

                                            Ralph W. Laster, Jr., its
                                            President and Chief Executive
                                            Officer
         ATTEST:



         /s/Lynn F. Hammes
         CORPORATE SECRETARY
                                         -9-

                                         COMPENSATION COMMITTEE - AMVESTORS
                                         FINANCIAL CORPORATION and AMERICAN
                                         INVESTORS LIFE INSURANCE COMPANY,
                                            INC.




                                         By:/s/R. Rex Lee
                                            R. Rex Lee, it Chairman


                                         PARTY OF THE SECOND PART:




                                         /s/MarK V. Heitz
                                         MARK V. HEITZ
 -10-